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                                                                Exhibit (a)(13)

                                 DIRECTION FORM
                    TO INSTRUCT TRUSTEE TO TENDER SHARES OF
                COOKER RESTAURANT CORPORATION STOCK HELD IN THE
                         COOKER RESTAURANT CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

TO:  MARGARET EPPERSON
     TRUSTEE
     5500 VILLAGE BOULEVARD
     WEST PALM BEACH, FLORIDA 33407

YOUR SIGNATURE MUST BE PROVIDED BELOW. PLEASE READ THE MATERIALS IN THE INFORMATION PACKAGE, INCLUDING THE COOKER RESTAURANT CORPORATION OFFER TO PURCHASE FOR CASH UP TO 4,000,000 SHARES OF ITS COMMON STOCK DATED AUGUST 12, 1998 (THE "OFFER TO PURCHASE") BEFORE COMPLETING THIS DIRECTION FORM.

IF YOU DO NOT WANT TO DIRECT THE TRUSTEE TO TENDER THE SHARES IN YOUR ACCOUNT UNDER THE COOKER RESTAURANT CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN (THE "ESOP"), DO NOT RETURN THIS DIRECTION FORM.

Pursuant to the ESOP, I hereby direct that you take the following action with respect to the shares of Cooker Restaurant Corporation (the "Company") stock credited to my account under the ESOP, in connection with the Company's offer to purchase up to 4,000,000 shares of its common stock for cash.

TENDER ALL OF SUCH SHARES AT THE FOLLOWING PRICE:

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID DIRECTION FOR THE TENDER OF YOUR SHARES IN THE ESOP.

     [ ] $10.500
     [ ] $10.625
     [ ] $10.750
     [ ] $10.875
     [ ] $11.000
     [ ] $11.125
     [ ] $11.250
     [ ] $11.375
     [ ] $11.500
     [ ] $11.625
     [ ] $11.750
     [ ] $11.875
     [ ] $12.000

PERSONS WHO OWNED BENEFICIALLY AS OF THE CLOSE OF BUSINESS ON AUGUST 11, 1998, AND WHO CONTINUE TO OWN BENEFICIALLY AS OF THE EXPIRATION DATE OF THE TENDER OFFER, AN AGGREGATE OF FEWER THAN 100 SHARES OF THE COMPANY'S COMMON STOCK AND WHO TENDER ALL SUCH SHARES IN THE TENDER OFFER ARE ENTITLED TO RECEIVE PREFERENTIAL TREATMENT IN THE EVENT THAT MORE SHARES ARE TENDERED THAN THE COMPANY IS OFFERING TO PURCHASE.

THE NUMBER OF SHARES ALLOCATED TO YOUR ESOP ACCOUNT AS OF JUNE 30, 1998 WAS SET FORTH IN THE DISTRIBUTION PACKAGE MAILED OR DELIVERED TO YOU DURING THE FIRST PART OF JULY AS DESCRIBED IN THE ENCLOSED MEMORANDUM DATED AUGUST 20, 1998 CONCERNING THE COOKER RESTAURANT CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN.

                  TURN PAGE OVER SIGNATURE REQUIRED ON REVERSE
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I certify that I [     ] am [     ] am not the beneficial owner (either through
the ESOP or otherwise) of fewer than 100 shares in the aggregate of the Company's common stock.

I hereby acknowledge that I am a Participant in the ESOP and that I have received a copy of the Offer to Purchase and the Memorandum dated August 21, 1998 concerning the Cooker Restaurant Corporation Employee Stock Ownership Plan.

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DATE                                                           PRINT OR TYPE NAME OF PARTICIPANT

--------------------------------------------------------       --------------------------------------------------------
SOCIAL SECURITY NUMBER                                         PARTICIPANT'S SIGNATURE

If you wish to direct the Trustee to tender your shares under the ESOP, your properly completed Direction Form must be received by the Trustee by 5:00 p.m. eastern standard time on Friday, September 4, 1998 (the "Deadline"). Please return the Direction Form in the enclosed envelope. If your Direction Form is not received by the Trustee by the Deadline, your shares of the Company's stock in the ESOP will not be tendered. However, if the Trustee determines that a Participant did not receive the Information Package the Trustee will determine whether to tender the shares, as well as the price for such tender.